UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 7, 2015

Old National Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-15817	35-1539838
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Main Street, Evansville, Indiana		47708
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 464-1294

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

Old National Bancorp (the “Company”) held its Annual Meeting of Shareholders on May 7, 2015. Matters voted upon were: (1) election of directors to serve for one year and until the election and qualification of their successors; (2) approval of a non-binding advisory proposal on Executive Compensation; and (3) ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015. The final number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, with respect to each matter are set forth below:

1. Election of the Company’s Board of Directors consisting of 13 Directors to serve for one year and until the election and qualification of their successors:

Director Nominee	For	Against	Abstentions	Broker Non-Votes
Alan W. Braun	81,575,972	1,528,380	0	19,813,207
Larry E. Dunigan	81,485,930	1,618,422	0	19,813,207
Niel C. Ellerbrook	81,592,034	1,512,318	0	19,813,207
Andrew E. Goebel	81,551,588	1,552,764	0	19,813,207
Jerome F. Henry, Jr.	81,881,208	1,223,144	0	19,813,207
Robert G. Jones	81,710,632	1,393,720	0	19,813,207
Phelps L. Lambert	81,628,424	1,475,928	0	19,813,207
Arthur H. McElwee, Jr.	82,344,862	759,490	0	19,813,207
James T. Morris	81,746,901	1,357,451	0	19,813,207
Randall T. Shepard	81,720,646	1,383,706	0	19,813,207
Rebecca S. Skillman	81,705,540	1,398,812	0	19,813,207
Kelly N. Stanley	81,530,026	1,574,326	0	19,813,207
Linda E. White	81,783,798	1,320,554	0	19,813,207

2. Approval of a non-binding advisory proposal on Executive Compensation.

For	Against	Abstentions	Broker Non-Votes
79,416,238	2,739,153	948,954	19,813,207

3. Ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.

For	Against	Abstentions	Broker Non-Votes
96,095,317	792,668	408,573	5,614,999

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp

May 8, 2015	By:	Jeffrey L. Knight

Name: Jeffrey L. Knight
Title: Executive Vice President, Chief Legal Counsel and Corporate Secretary